UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2008

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 10, 2008, Mr. Kevin L. Bespolka resigned from the Board of Directors (the “Board”) of Bimini Capital Management, Inc. (the “Company”).  Mr. Bespolka resigned due to the pressure of other work commitments and not as a result of any disagreement on any matter relating to the Company’s operations, policies or practices.  As a result of Mr. Bespolka’s resignation, the size of the Board has been reduced to three directors, two of whom are independent directors, and Mr. Robert J. Dwyer has been appointed as a member of and Chair of the Board’s Corporate Governance and Nominating Committee effective September 10, 2008.

ITEM 8.01.                      OTHER EVENTS.

The Company had approximately $400 million of its repurchase agreement financing mature on September 5, 2008.  Of this amount, approximately $144 million was refinanced with maturity dates through December 5, 2008.  Approximately $42 million of the amount refinanced will mature over the course of the next month and the Company has been informed by the lender such funding will not be renewed.  As a result of these events, the Company undertook a series of assets sales that were completed September 11, 2008.  The Company has sold approximately $290 million of its agency mortgage backed securities (“MBS”) portfolio and has approximately $228 million of agency MBS remaining.  As stated, such assets are funded via repurchase agreements maturing through December 5, 2008.  As contemplated in the Company’s most recent Quarterly Report on Form 10-Q released August 11, 2008, the Company has devised an alternative investment strategy to be implemented in the event repurchase agreement funding was not available to fund a portfolio of a size deemed appropriate by the Company’s management.  The strategy will employ agency MBS interest only and inverse interest only derivative securities.  Accordingly, the Company has taken steps to implement such strategy and currently holds a portfolio of agency MBS derivative securities with a combined notional balance of approximately $202 million.  The Company intends to increase the notional balance of its agency MBS derivative portfolio to a point where the combined notional balance of the agency MBS derivative portfolio and the agency MBS pass through portfolio approximates the size of the agency MBS pass through only portfolio that existed at June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2008	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Vice Chairman, President and Chief Executive Officer